Exhibit 99.1

Peak International Appoints Keith Bladen

to Board of Directors

Contacts:
	John Supan	Joe Diaz
	CFO	Lytham Partners, LLC
	Peak International Limited, Hong Kong	602-889-9700
+852-3193-6000

Hong Kong, October 30, 2007—Peak International Limited (Nasdaq: PEAK) today announced that William Keith Bladen has been appointed to the company’s Board of Directors and the Audit Committee effective October 25, 2007. Mr. Bladen is a senior technology products business executive with more than 30 years of general management, marketing and sales experience. As a result of Mr. Bladen’s appointment to the company’s Board of Directors and to the Audit Committee, the company is in compliance with the requirements of applicable Nasdaq rules that the company’s Board of Directors consist of a majority of independent directors and that the company’s Audit Committee consist of three independent members.

Appointed in March 2007, Mr. Bladen currently serves as vice president of marketing for Zilog, Inc., a leading provider of fabless semiconductor products worldwide. He is a member of the company’s management team which includes the chief executive officer, the chief financial officer and the chief technology officer. Mr. Bladen is chartered with ensuring a successful transition from 8 and 16 bit technology to 32 bit technology.

Prior to joining Zilog, Mr. Bladen served at Intel Corporation from 1991 to 2005 where he was part of the team responsible for the company’s long-term strategic direction that set industry hardware standards that made possible the wide scale adoption of Intel Pentium microprocessor products. That wide scale adoption encompassed the Pentium II and Pentium III families as well as key mobile platform technologies, including the industry’s first PC card technology, Intel’s first mobile chip set and the first mobile Pentium systems. From 1983 to 1991 Mr. Bladen was at Human Engineered Software of San Francisco, CA, initially as Director of Operations and then as Interim CEO as the company prepared to be acquired.

Dean Personne, president and chief executive officer of Peak International, commented, “We are delighted to have a technology industry leader like Keith Bladen join our Board of Directors. He was a leader that helped set the stage for the wide proliferation of the Intel Pentium as the “microprocessor of choice” for more than a couple of generations of computer purchasers worldwide. We believe that his leadership, industry vision and experience will help us at Peak to execute on our strategic business plan going forward.”

About Peak International Limited

Peak International Limited (www.peakinternational.com) is a leading supplier of precision-engineered packaging products for storage, transportation and automated handling of disk drive components, semiconductor devices, wafer fab products as well as precision medical products. There are approximately 1,400 people who work for Peak worldwide and its headquarters are in Hong Kong with major manufacturing operations in Shenzhen, the PRC, which is operated pursuant to a processing partner agreement with an unaffiliated party. Peak operates warehouses throughout the world and offers JIT services to some of the world’s largest disk drive and other companies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the Company’s ability to execute its strategic plan. These and other forward-looking statements are not guarantees of future results and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include but are not limited to: price of raw materials, factors relating to conditions in semiconductor, disk drive, wafer fab, electronics and other industries, the amounts the Company may have to pay for workers at the PRC factory operated by a third party, difficulties related to working in the PRC, including regional government and processing partner relations, the market acceptance of its products, the introduction of new products by the Company’s competitors, any future economic downturn, and other matters that could cause actual results to differ materially from the projections made herein. Additional risks are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K filed on June 29, 2007. Statements included in this press release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statement in this release.